EXHIBIT 10.5

STATE OF GEORGIA                                                         1/20/99

COUNTY OF BULLOCH



                              EMPLOYMENT AGREEMENT


         AGREEMENT made this lst day of January, 1999, between FARMERS & MERCHANTS BANK (hereinafter referred to as the "Bank"); and RICKY NESSMITH of the State of Georgia (hereinafter referred to as the "Executive").

                                   WITNESSETH:

         WHEREAS, the Bank is a banking corporation with its principal office located in Bulloch County, Georgia; and

         WHEREAS, the Bank desires to hire and employ Executive as Executive Vice President and Chief Loan Officer and Executive desires to be employed by the Bank as its Executive Vice President and Chief Loan Officer, all in accordance with the terms and conditions as hereinafter set forth,

         NOW, THEREFORE, in consideration of the premises herein contained,  the
mutual   covenants   hereinafter   set  forth,   and  other  good  and  valuable
consideration, the Bank and Executive agree as follows:

         1. EMPLOYMENT: The Bank hereby agrees to employ the Executive, and the Executive agrees to accept such employment as the Executive Vice President and Chief Loan Officer of the Bank in accordance with the terms, duties, and obligations hereinafter set forth.

         2. TERM: The initial term of this agreement shall be for three (3) years beginning January 1, 1999 and ending December 31, 2001, and the agreement shall continue from year to year thereafter unless sooner terminated as hereinafter provided.

         3. COMPENSATION: The Bank shall pay the Executive for all services rendered under this agreement a salary of Ninety-three thousand, eight hundred seventeen dollars ($93,817.00) per year. The Executive shall be paid with the same frequency as are other executives of the Bank. Salary payments shall be subject to withholding and other applicable taxes. The Executive's salary and bonus will be reviewed and may be changed on a year to year basis with the first review to be no earlier than December, 1999.

                  BONUSES: The Executive shall be entitled to an annual bonus based upon the Bank's performance as shown on the Accountant's final year-end audit. The bonus shall be paid within 30 days of the Board of Directors being furnished the final year-end audit. The Executive shall receive up to $15,000 as an annual bonus based on the following formula:

                              Total Bonus Schedule

I.       GROWTH RATES                                               (20%)
         ------------
         A.       Average Assets                                     10%
         B.       Pretax Operating Income                            10%

II.      FINANCIAL CONDITION                                        (60%)
         -------------------
         A.       Return on Average Assets                           30%
         B.       Return on Average Equity                           30%

III.     ASSET QUALITY                                              (20%)
         -------------
         A.       Non-Current Loans to Gross Loans                   10%
         B.       Net Loan Loss to Average Total Loans               10%


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                              Levels of Performance
--------------------------------------------------------------------------------

          Threshold - 0%                  Target - 75%          Maximum - 100%

I.       Growth Rates

         A.         7%                        10%                    12%
         B.         9%                        11%                    13%

II.      Financial Condition

         A.         1%                        1.175%                 1.50%
         B.         12%                       12.75%                 15%

III.     Asset Quality

         A.       1.15%                       .95%                   .75%
         B.       .25%                        .18%                   .10%


         The Board of Directors of the Bank shall use the method used in the Bank's Uniform Bank Performance Report in determining the Bank's growth rates, financial condition and asset quality.

         4. DUTIES: The Executive shall serve as the Executive Vice President and Chief Loan Officer of the Bank and shall at all times discharge his duties in consultation with and under the supervision of the President and the Bank's Board of Directors, to whom he shall report. He will be in charge of all day to day operations and management of loans and collection, including, but not limited to, all personnel decisions associated with the Loan Department and other functions to make the Bank successful. The Bank may, from time to time, extend or curtail the Executive's precise services.

         5. EXTENT OF SERVICES: Executive shall exert his best efforts and devote his entire time and attention to the Bank's business. During the term of this agreement, the Executive shall not engage in any other business activity regardless of whether it is pursued for gain or profit, if it detracts from his duties with the Bank. It is understood that the Executive will not engage in any business that conflicts with his duties as Executive Vice President and Chief Loan Officer of the Bank or that may be deemed a conflict of interest.


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

         Should the Executive desire to become engaged in a business activity that does not conflict or detract from his duties as Executive Vice President and Chief Loan Officer of the Bank, then he will advise the Board of Directors of the Bank of his business activities prior to engaging in same and shall obtain approval by the Board of Directors.

         6. VICE PRESIDENT REPORTING: The Executive shall report to the President and work with the President and keep him informed in regard to the Loan and Collection Department.

         7. WORKING FACILITIES: The Executive shall have a private office, secretarial help, and other facilities and services that are suitable to his position and appropriate for the performance of his duties.

         8. EXPENSES: The Executive may incur reasonable expenses for promoting the Bank's business, including expenses for entertainment, travel, and similar items. The Bank will reimburse the Executive for all such expenses upon the Executive's periodic presentation of an itemized account of such expenditures, which shall be examined on a monthly basis by at least two outside directors. One of the directors must be the Chairman of the Board.

         9. DISABILITY: If the Executive becomes disabled during the period of this agreement, his salary shall continue at the same rate that it was on the date of such disability. If such disability continues for a continuous period of three (3) consecutive months, the Bank, at its option, may thereafter, upon written notice to the Executive or his personal representative, terminate this agreement. If the Executive receives disability payments from insurance policies paid for by the Bank, the salary paid to the Executive during any period of disability shall be


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

reduced by the amount of disability payment received by the Executive under any such insurance policy or policies. For the purpose of the agreement, disability shall mean mental or physical illness or a condition rendering the Executive incapable of performing his normal duties with the Bank.

         10. DEATH DURING EMPLOYMENT: If the Executive dies during the term of employment, the Bank shall pay to the Executive's estate the compensation that would otherwise be payable to the Executive up to the end of the month in which his death occurs.

         11. EMPLOYMENT BENEFITS: This agreement shall not be in lieu of any rights, benefits and privileges to which the Executive may be entitled as an employee of the Bank under any retirement, pension, profit sharing, insurance, hospital or other plans which may now be in effect or which may hereafter be adopted. The Executive shall have the same rights and privileges to participate in such plans and benefits as any other employee during his period of employment. The Executive shall be entitled to health, life, and disability benefits available to all employees of the Bank in accordance with his income level. The Executive shall be permitted to honor his National Guard obligations.

         12. VACATIONS: The Executive shall be entitled to annual vacations in a manner commensurate with his status as a principal executive, and in accordance with the Bank's standard vacation policy.

         13. BUY-OUT PROVISION: Should the Bank be purchased or merge into a holding company that is independent of the Farmers & Merchants Bank, or should the bank be purchased by another bank, then in that event, if the Executive is terminated for reasons other than those


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

listed in Paragraph 14, then he shall receive one year of his base salary as severance pay. A holding company independent of the Farmers & Merchants Bank shall be a holding company that was not created or authorized to be formed or created by the Farmers & Merchants Bank stockholders or directors.

         14. TERMINATION: The Bank reserves the right to terminate the Executive upon ten (10) days written notice for cause, including but not limited to: 1) failure to carry out the directives of the Board of Directors; 2) failure to act ethically with the Bank's regulators, customers and/or directors; 3) participating or being involved in such activities as are detrimental to the best interests of the Bank and its shareholders; 4) any other provision of this agreement; or, 5) any other reason that the Board of Directors deems good and sufficient cause. In the, event of termination for cause, the Bank shall pay the Executive his compensation up to the date of termination, whereupon all obligations hereunder shall cease. This agreement may also be terminated by either party at any time, without cause, upon ninety (90) days written notice to the other party.

         15. ASSIGNMENT: This agreement is intended to secure the personal services of the Executive and cannot be assigned or transferred in any manner by the Executive.

         16. NOTICES: All notices required or permitted to be given under this agreement shall be given by certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other party.

         To the Bank:
                                    Chairman of the Board of Directors
                                    Farmers & Merchants Bank
                                    P.O. Box 2789
                                    Statesboro, GA 30458


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

         To the Executive:
                                    Mr. Ricky Nessmith
                                    Farmers & Merchants Bank
                                    P.O. Box 2789
                                    Statesboro, GA 30458


         17. SUCCESSORS AND ASSIGNS: This agreement shall inure to the benefit of and be binding upon the Bank, its successors and assigns, including, without limitation, any corporation which may acquire all or substantially all of the Bank's assets and business or into which the Bank may be consolidated or merged, and the Executive, his heirs, executors, administrators and legal representatives.

         18. ENTIRE AGREEMENT: This agreement contains the entire agreement between the parties and supersedes all prior understandings and agreements between the parties. It may not be changed, waived or modified orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         19. CONSTRUCTION: The provisions of this agreement shall be construed in accordance with the laws of the State of Georgia.

         20. HEADINGS: Headings in this agreement are for convenience only and shall not be used to interpret or construe its provisions.

         21. NON-WAIVER: No delay or failure of either party in exercising any right under this agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right.



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         22.  COUNTERPARTS:  This  agreement  may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


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


         IN WITNESS WHEREOF, the parties hereto have affixed their hands and seals the day and year first above written.

                                         FARMERS & MERCHANTS BANK

                                         By   /s/ James Davis
                                              ----------------------------------
                                              Chairman of the Board of Directors

                                         Attest: /s/ Sheryl Swint
                                                 -------------------------------
                                                 Secretary

Signed, sealed & delivered
in the presence of:

/s/ Marie McKinny
--------------------------------
Witness

/s/ Patricia E. Tootle
--------------------------------
Notary Public

                                         EXECUTIVE

                                         /s/ Ricky Nessmith
                                         ---------------------------------------
                                         Ricky Nessmith


Signed, sealed & delivered
in the presence of:

/s/ Marie McKinny
--------------------------------
Witness

/s/ Patricia E. Tootle
---------------------------------
Notary Public


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